UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                      March 15, 2005

Clarient, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33171 Paseo Cerveza, San Juan Capistrano, CA		92675
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 443-3355

ChromaVision Medical Systems, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                          Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective March 15, 2005, the Registrant’s certificate of incorporation was amended to change its corporate name from “ChromaVision Medical Systems, Inc.” to “Clarient, Inc.” The Registrant’s ticker symbol was changed effective March 16, 2005 from “CVSN” to “CLRT”.   Stockholders do not need to exchange stock certificates in connection with the corporate name change.  Holders of common stock certificates that desire to exchange their certificates for certificates that have the new corporate name and CUSIP number may do so by mailing the certificates to the Company’s transfer agent, Mellon Investor Services. Holders of common stock in brokerage accounts who desire to exchange certificates should contact their stockbrokers. Any costs associated with the exchange will be the responsibility of the stockholder.

The Registrant effected the corporate name change by filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware on March 15, 2005, pursuant to which a wholly-owned subsidiary of the Registrant merged with and into the Registrant (the “Merger”).  A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The press release announcing the name change is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits

(a)                                  Financial Statements of Businesses Acquired.  Not applicable.

(b)                                 Pro Forma Financial Information.  Not applicable.

(c)                                  Exhibits.

Exhibit No.	Description
2.1	Certificate of Ownership and Merger dated March 15, 2005
99.1	Press Release dated March 15, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: March 17, 2005	By:	STEPHEN T.D. DIXON
	Name:	Stephen T.D. Dixon
	Title:	Executive Vice President and Chief Financial Officer